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                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his capacity as an officer of American Physicians Capital, Inc. (the "Company"), for purposes of 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Quarterly Report of the Company on Form 10-Q (the "Report") for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      (2) The information contained in such Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 9, 2005

/s/ R. Kevin Clinton
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R. Kevin Clinton
President and Chief Executive Officer

/s/ Frank H. Freund
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Frank H. Freund
Senior Executive Vice President, Treasurer
and Chief Financial Officer